UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2016

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Nathan W. Ring
On March 2, 2016, Nathan W. Ring, Vice President, Controller and Chief Accounting Officer of MDU Resources Group, Inc. (the “Company”) notified the Company that he was resigning from all positions effective as of the end of the day on March 18, 2016.
Promotion of Jason L. Vollmer
On March 8, 2016, the Board of Directors of the Company appointed Jason L. Vollmer as Vice President, Chief Accounting Officer and Treasurer, effective March 19, 2016, and approved the Offer Letter to be entered into between the Company and Mr. Vollmer (the “Offer Letter”).
Mr. Vollmer, age 39, joined the Company in 2005 and has held a number of accounting and financial positions with increasing responsibility. He was appointed to his current position of Treasurer and Director of Cash and Risk Management of the Company effective November 29, 2014; prior to that, he served as Assistant Treasurer of Centennial Energy Holdings, Inc. and Manager of Treasury Services and Risk Management from June 2014 to November 2014, Manager of Treasury Services, Cash and Risk Management from April 2011 to June 2014, and Financial Analyst IV of the Treasury Services Department from February 2009 to April 2011.
Mr. Vollmer will receive an increase in annual base salary from $150,000 to $205,000, effective March 19, 2016, and an increase in his 2016 target annual incentive award opportunity from 35% to 40% of base salary pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan. Payment of the 2016 annual incentive award will range up to 200% of the target based upon achievement of the performance measures and will be prorated to reflect the effective date of his new position.
For all 2016 annual incentive awards for the Company’s executive officers, including Mr. Vollmer, the amount of annual incentive award earned, if any, will be determined based on the following formula:
Annual Incentive Award Earned = Payout Percentage X Target Award
The payout percentage will be the sum of the products that result from multiplying (x) the percentage of annual incentive target achieved based on the award opportunity for each of the Company’s business segment leaders by (y) the business segment’s percentage of average invested capital. The business segments are (i) construction materials and contracting, (ii) construction services, (iii) pipeline and midstream, and refining, combined, and (iv) electric and natural gas distribution (utility). If the percent of payout for the earnings goal in the construction materials and contracting segment or the construction services segment should exceed 200%, the payout for the earnings goal for purposes of calculating the awards earned for executives at the MDU Resources level, including Mr. Vollmer, will be capped at 200%.
Additional terms and conditions of the annual incentive award, including terms and conditions of the annual incentive award opportunities for each of the business segment leaders upon which the Company’s executive officers’ payouts will be based, are described in the Company’s Current R eport on Form 8-K, dated February 18, 2016, which was filed with the Securities and Exchange Commission on February 18, 2016 (File No. 1-3480) (the “February 18, 2016 8-K”), which description is incorporated herein by reference.
Mr. Vollmer will receive an increase in his target 2016 long-term incentive award opportunity effective January 1, 2016 from 30% to 40% of base salary in the form of performance shares with dividend equivalents for the 2016-2018 performance period. Assuming the Company's three-year total stockholder return (“TSR”) is positive, from 0% to 200% of the target grant will be paid out, depending on the Company's TSR compared to the TSRs of companies in the Company’s performance graph peer group. The Company will pay dividend equivalents in cash on the number of shares actually earned for the performance period. The dividend equivalents will be paid at the same time as the performance share awards are paid. Additional terms and conditions of the performance share award are described in the February 18, 2016 8-K, which description is incorporated herein by reference. The form of performance share award agreement was filed as Exhibit 10.3 to the February 18, 2016 8-K, which exhibit is incorporated herein by reference. The 2016 long-term incentive award opportunity for Mr. Vollmer is set forth in the 2016 Performance Share Award Opportunity Chart, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Mr. Vollmer and the Company are currently parties to an indemnification agreement dated November 29, 2014, which provides, among other things, that the Company will indemnify Mr. Vollmer to the fullest extent permitted by applicable Delaware law and in excess of that expressly permitted by statute, but not to the extent prohibited by law. The terms of the indemnification agreement are described in the Company's Current Reports on Form 8-K, dated August 12, 2010 and May 15, 2014, which were filed with the Securities and Exchange Commission on August 17, 2010 and May 15, 2014 (File No. 1-3480), which description is incorporated herein by reference. The form of Indemnification Agreement was filed as Exhibit 10.1 to the May 15, 2014 8-K.
A copy of the Offer Letter between the Company and Mr. Vollmer, dated March 7, 2016, is filed as Exhibit 10.2 hereto and incorporated herein by reference.
The press release announcing Mr. Ring’s resignation and Mr. Vollmer’s appointment is filed as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Jason L. Vollmer 2016 Performance Share Award Opportunity Chart
	10.2	Jason L. Vollmer Offer Letter, dated March 7, 2016
	99	Press Release issued March 8, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2016

MDU RESOURCES GROUP, INC.

By:	/s/ Doran N. Schwartz
Doran N. Schwartz
Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Jason L. Vollmer 2016 Performance Share Award Opportunity Chart
10.2	Jason L. Vollmer Offer Letter, dated March 7, 2016
99	Press Release issued March 8, 2016

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